UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2011

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755

(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On May 26, 2011, George J. Gillespie III retired from the board of directors of White Mountains Insurance Group, Ltd. (the “Company”).

(e)   At OneBeacon’s Annual General Meeting of Members held on May 25, 2011, OneBeacon’s shareholders approved an amendment to the OneBeacon Long-Term Incentive Plan (2007) in order to permit the granting of 630,000 OneBeacon restricted shares to T. Michael Miller, OneBeacon’s President and Chief Executive Officer.  Following the amendment, the Performance Compensation Subcommittee of the OneBeacon Compensation Committee made such grant to Mr. Miller.  Concurrently with the grant, Mr. Miller forfeited 35,000 of the OneBeacon performance shares granted to him for the 2011-2013 performance cycle and his OneBeacon performance share grants will be reduced by 35,000 per year for each of the next five years (i.e., 210,000 OneBeacon performance shares in total).  A more detailed description of Mr. Miller’s restricted share grant is included in the Company’s 2011 Proxy Statement and is incorporated herein by reference.

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

White Mountains Insurance Group, Ltd. held its 2011 Annual General Meeting of Members (the “2011 Annual Meeting”) on May 26, 2011 in Bermuda.

As of March 28, 2011, the record date for the 2011 Annual Meeting, a total of 7,988,666 common shares were eligible to vote; however, in accordance with the Company’s Bye-laws, direct and constructive holders of common shares (other than John J. Byrne and his affiliates except in connection with director voting) whose votes would otherwise confer 10% or more of the votes conferred by all the issued shares of the Company are subject to a cut-back that reduces their total voting power to under 10%.  The results of the vote, after applying the voting cut-backs which are required by the Company’s Bye-laws, are presented below.

Proposal 1 - Election of the Class II Directors to a term ending in 2014.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Raymond Barrette	4,770,907	136,971	542,796
Yves Brouilette	4,860,656	47,222	542,796
John D. Gillespie	4,512,098	395,780	542,796

Proposal 2 - Election of Directors of Sirius International Insurance Corporation.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Brian E. Kensil	4,867,894	39,984	542,796
Eivor A. Pettersson	4,868,438	39,440	542,796
Göran A. Thorstensson	4,868,869	39,009	542,796
Allan L. Waters	4,851,297	56,581	542,796

Proposal 3 - Election of Directors of Scandinavian Reinsurance Company Ltd.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Christine H. Repasy	4,868,473	39,405	542,796
Warren J. Trace	4,869,254	38,624	542,796
Allan L. Waters	4,852,726	55,152	542,796

Proposal 4 - Election of Directors of White Mountains Re Bermuda Ltd.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Jeffrey W. Davis	4,852,250	55,628	542,796
Brian E. Kensil	4,867,442	40,436	542,796
Christine H. Repasy	4,868,412	39,466	542,796
Warren J. Trace	4,868,856	39,022	542,796
Allan L. Waters	4,847,543	60,335	542,796

Proposal 5 - Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Raymond Barrette	4,851,561	56,317	542,796
David T. Foy	4,868,314	39,564	542,796
Jennifer L. Pitts	4,868,628	39,250	542,796
Warren J. Trace	4,868,660	39,218	542,796

Proposal 6 - Election of Directors of White Shoals Re Ltd.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Christine H. Repasy	4,868,392	39,486	542,796
Warren J. Trace	4,868,846	39,032	542,796
Allan L. Waters	4,852,269	55,609	542,796

Proposal 7 - Election of Directors for  Any New Non-United States Operating Subsidiary.

Nominee:	Votes FOR	Votes Withheld	Broker Non-votes
Raymond Barrette	4,852,972	54,906	542,796
David T. Foy	4,868,644	39,234	542,796
Jennifer L. Pitts	4,868,562	39,316	542,796
Warren J. Trace	4,868,577	39,301	542,796

Proposal 8 — Approval of the advisory resolution on executive compensation.

Votes FOR	Votes Against	Abstained	Broker Non-votes
5,421,309	84,572	23,714	542,796

Proposal 9 — Advisory vote on the frequency of future advisory votes on executive compensation.

Every 1 Yr	Every 2 Yrs	Every 3 Yrs	Abstained	Broker Non-votes
3,447,913	216,298	1,838,291	27,093	542,796

Proposal 10 - Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Accounting Firm for 2011.

Votes FOR	Votes Against	Abstained
6,047,376	23,434	1,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: May 31, 2011	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Vice President and
Chief Accounting Officer